                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              DANAHER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

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Notes:

                              DANAHER CORPORATION
                            1250 24TH STREET, N.W.
                            WASHINGTON, D.C. 20037

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1997

To the Shareholders:

  Notice is hereby given that the 1997 Annual Meeting of Shareholders of Danaher Corporation, a Delaware corporation (the "Company"), will be held at the ANA Hotel, 2401 M Street, NW, Washington, D.C. 20037, on May 14, 1997 at 3:00 p.m., local time, for the following purposes:

  1. To elect three Directors to hold office for a term of three years and until their successors are elected and qualified.

  2. To approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1997.

  3. To approve the performance goals for 1997 incentive compensation to the Company's executive officers.

  4. To approve an option grant to the Company's President and Chief Executive Officer.

  5. To amend the Company's 1987 Stock Option Plan.

  6. To consider and act upon such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 21, 1997 as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

  Whether or not you expect to be present, please sign, date and return the enclosed proxy card as promptly as possible in the enclosed stamped envelope, the postage on which will be valid if mailed in the United States.

                                          By Order of the Board of Directors

                                          /s/ Patrick W. Allender
                                          -----------------------
                                          Patrick W. Allender
                                          Secretary

March 28, 1997

EVERY SHAREHOLDER'S VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE DANAHER CORPORATION ANNUAL MEETING.

                                PROXY STATEMENT

                              DANAHER CORPORATION
                            1250 24TH STREET, N.W.
                            WASHINGTON, D.C. 20037
                                (202) 828-0850

                      1997 ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 14, 1997

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Danaher Corporation, a Delaware corporation (the "Company"), of proxies for use at the 1997 Annual Meeting of Shareholders ("Annual Meeting") to be held at the ANA Hotel on May 14, 1997 at 3:00 p.m., local time, and at any and all adjournments thereof. The Company's principal address is 1250 24th Street, N.W., Washington, D.C. 20037. The date of mailing of this Proxy Statement is on or about March 28, 1997. The purpose of the meeting is to elect three directors of the Company; to approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the current year; to approve the performance goals for 1997 incentive compensation to the Company's executive officers; to approve an option grant to the Company's President and Chief Executive Officer; to amend the Company's 1987 Stock Option Plan, and to transact such other business as may properly come before the meeting.

                      OUTSTANDING STOCK AND VOTING RIGHTS

  In accordance with the By-laws of the Company, the Board of Directors has fixed the close of business on March 21, 1997 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on that date will be entitled to vote. A shareholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders of the Company at any time before it is voted. A subsequently dated proxy, when filed with the Secretary of the Company, will constitute revocation. Proxies will be voted as specified on the proxy card and, in the absence of specific instructions, will be voted for the proposals described in this Proxy Statement and in the discretion of the proxy holders on any other matter which properly comes before the meeting. A shareholder who has given a proxy may nevertheless attend the meeting, revoke the proxy and vote in person. The Board of Directors has selected Steven M. Rales and Mitchell P. Rales to act as proxies with full power of substitution.

  Solicitation of proxies may be made by mail, personal interview, telephone and telegraph by officers and other management employees of the Company, who will receive no additional compensation for their services. The total expense of the solicitation will be borne by the Company and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners.

  The only outstanding securities of the Company entitled to vote at the Annual Meeting are shares of Common Stock. As of the close of business on March 21, 1997, the record date for determining the shareholders of the Company entitled to vote at the Annual Meeting, 58,921,377 shares of the Common Stock of the Company, $.01 par value ("Company Common Stock"), were issued and outstanding. Each outstanding share of Company Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Company Common Stock as of the record date.

  The election of the directors nominated will require a plurality of the votes cast in person or by proxy at the Annual Meeting by holders of shares of the Company's Common Stock. In the election of directors, each stockholder is entitled to cast one vote for each director to be elected; cumulative voting is not permitted. Approval of the appointment of the Company's auditors will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock cast at the Annual Meeting in person or by proxy. Approval of the performance goals for 1997 incentive compensation to the Company's executive officers requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, or represented, and entitled to vote at the annual meeting.

  Abstentions and "broker non-votes" are counted as present in determining whether the quorum requirement is satisfied. For purpose of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for elections of directors. For purposes of the appointment of the Company's auditors, abstentions and broker non-votes will not be considered votes cast for the foregoing purposes. For purposes of approval of the performance goals for 1997 incentive compensation to the Company's executive officers, abstentions are treated as present and entitled to vote on the matter and have the effect of a vote against the proposal and broker non-votes will not be considered entitled to vote and will have no effect on the vote required for approval.

                BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY
                DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS

  As of March 21, 1997, the beneficial ownership of Company Common Stock by directors and the nominees for director, by each of the executive officers named in the Summary Compensation Table, by any principal shareholders beneficially owning more than five percent of the Company's Common Stock and by all present executive officers and directors of the Company as a group, was as follows:

                                                    NUMBER OF SHARES  PERCENT
    NAME                                           BENEFICIALLY OWNED OF CLASS
    ----                                           ------------------ --------
Mortimer M. Caplin................................        113,874(9)       *
George M. Sherman.................................      1,024,000(4)     1.7%
Donald J. Ehrlich.................................         26,000(7)       *
Walter G. Lohr, Jr................................         80,000(8)       *
Mitchell P. Rales.................................     23,211,679(1)    39.4%
Steven M. Rales...................................     23,211,679(1)    39.4%
Gregory T.H. Davies...............................         39,850(5)       *
Patrick W. Allender...............................        210,000(6)       *
H. Lawrence Culp, Jr. ............................         32,400(3)       *
A. Emmet Stephenson, Jr...........................        122,060(2)       *
FMR Corp..........................................      4,475,100(10)    7.6%
All executive officers and directors as a group
 (includes 15 persons)............................     25,206,079(1)    42.8%

--------
 (1) The aggregate holdings for Steven and Mitchell Rales include (i) all of the 20,032,444 shares of Company Common Stock owned by Equity Group Holdings LLC and Equity Group Holdings II LLC, of which Steven Rales and Mitchell Rales are the only members, and (ii) 1,595,981 and 1,583,254 shares of Company Common Stock owned directly or through the Danaher 401(k) Plan by Steven Rales and Mitchell Rales, respectively. Steven and Mitchell Rales each disclaim beneficial ownership of the shares of Company Common Stock owned directly or through the Danaher 401(k) Plan by the other. Their business address, and that of Equity Group Holdings LLC and Equity Group Holdings II LLC, is 1250 24th Street, N.W., Washington, D.C. 20037.
 (2) Includes 68,060 shares of Company Common Stock held in the names of Stephenson Ventures, a limited partnership of which the sole general partner is A. Emmet Stephenson, Jr., and 40,000 shares held in the name of Tessa Fund, a general partnership beneficially owned by trusts for the benefit of the daughter of Mr. Stephenson, who is the general partner for control purposes only. Bank One, Denver as Trustee owns 8,000 shares in individual retirement accounts for the benefit of A. Emmet Stephenson, Jr. and his wife. Mr. Stephenson has the option to acquire 6,000 shares of Company stock.
 (3) Mr. Culp has the option to acquire 32,400 shares of Company Common Stock.
 (4) Mr. Sherman has the option to acquire 840,000 shares of Company Common Stock. Includes 3,000 shares held by Sherman Investors Limited Partnership, a partnership for the benefit of his family. Mr. Sherman controls the general partner.

 (5) Mr. Davies has the option to acquire 39,640 shares of Company Common
     Stock.
 (6) Mr. Allender has the option to acquire 117,000 shares of Company Common Stock.
 (7) Mr. Ehrlich has the option to acquire 6,000 shares of Company Common
     Stock.
 (8) Mr. Lohr has the option to acquire 6,000 shares of Company Common Stock.
 (9) Mr. Caplin has the option to acquire 2,000 shares of Company Common
     Stock.
(10) FMR Corp.'s address is 82 Devonshire Street, Boston, MA 02109.
  * Represents less than 1% of the outstanding Company Common Stock.

  Apart from Steven M. Rales, Mitchell P. Rales and FMR Corp., the Company knows of no other person that beneficially owns 5% or more of its Common Stock.

                                  PROPOSAL 1.

                     ELECTION OF DIRECTORS OF THE COMPANY

  The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes with the number of directors in each class to be as equal as possible. The Board has fixed the number of directors of the Company at seven. At the 1997 Annual Meeting of Shareholders, shareholders will elect three directors to serve until the 2000 Annual Meeting of Shareholders and until his successor is duly elected and qualified. The Board of Directors has nominated Messrs. Mortimer M. Caplin, Donald J. Ehrlich and Walter G. Lohr, Jr. to serve as directors until their terms expire in 2000. Mr. Steven M. Rales will continue to serve as a director until his term expires in 1998. Messrs. Mitchell P. Rales, George M. Sherman and A. Emmet Stephenson, Jr. will continue to serve as directors in the class whose term expires in 1999.

  The names of the nominees and the directors continuing in office, their principal occupations, the years in which they became directors and the years in which their terms expire are set forth below. In the event the nominee shall decline or be unable to serve, it is intended that the proxies will be voted in the discretion of the proxy holders. The Company knows of no reason to anticipate that this will occur.

              NOMINEES FOR ELECTION AT THIS YEAR'S ANNUAL MEETING
               TO SERVE IN THE CLASS WHOSE TERM EXPIRES IN 2000

                                                                DIRECTOR  TERM
    NAME                 AGE        PRINCIPAL OCCUPATION         SINCE   EXPIRES
    ----                 --- ---------------------------------  -------- -------
Mortimer M. Caplin        80 Senior Member of Caplin &            1990    2000
 (a,c)..................     Drysdale, a law firm in
                             Washington, D.C., for over five
                             years; Director of Fairchild
                             Corporation and Presidential
                             Realty Corporation.
Donald J. Ehrlich         59 President, Chairman and Chief        1985    2000
 (a,c)..................     Executive Officer of Wabash
                             National Corp. for five years;
                             Director of Indiana Secondary
                             Market for Educational Loans,
                             Inc. and INB National Bank, N.W.
Walter G. Lohr, Jr.       53 Partner of Hogan & Hartson, a law    1983    2000
 (c)....................     firm in Baltimore, Maryland,
                             since 1992.

         CURRENT DIRECTORS WHOSE TERM WILL CONTINUE AFTER THIS MEETING

                                                                 DIRECTOR  TERM
    NAME                  AGE        PRINCIPAL OCCUPATION         SINCE   EXPIRES
    ----                  --- ---------------------------------  -------- -------
Steven M. Rales (b,d)...   45 Chairman of the Board of the         1983    1998
                              Company since 1984; General
                              Partner of Equity Group Holdings,
                              a partnership located in
                              Washington, D.C. with interests
                              in publicly traded securities and
                              manufacturing companies since
                              1979.
Mitchell P. Rales          40 Chairman of the Executive            1983    1999
 (b,d)..................      Committee of the Company since
                              1990; General Partner of Equity
                              Group Holdings, a general
                              partnership located in
                              Washington, D.C. with interests
                              in publicly traded securities and
                              manufacturing companies since
                              1979.
George M. Sherman (d)...   55 President and Chief Executive        1990    1999
                              Officer of the Company since
                              1990; Director of Campbell Soup
                              Company.
A. Emmet Stephenson, Jr.   51 President of Stephenson and Co.,     1986    1999
 (a)....................      a private investment firm in
                              Denver, Colorado for more than
                              five years; Chairman of StarTek,
                              Inc. for more than five years.

--------
(a) Member of the Compensation Committee of the Board of Directors.
(b) Mitchell P. Rales and Steven M. Rales are brothers.
(c) Member of the Audit Committee of the Board of Directors.
(d) Member of the Executive Committee of the Board of Directors.

              THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board of Directors had a total of four meetings during 1996. All directors attended at least 75% of the meetings of the Board of Directors and of the Committees of the Board of Directors on which they served during 1996.

  The Executive Committee acts on behalf of the Board of Directors of the Company between meetings of the Board of Directors. The Executive Committee, comprised of Messrs. George M. Sherman, Steven M. Rales and Mitchell P. Rales, met two times in 1996.

  The Audit Committee reviews the financial statements of the Company to confirm that they reflect fairly the financial condition of the Company and to appraise the soundness, adequacy and application of accounting and operating controls. The Audit Committee recommends independent auditors to the Board of Directors, reviews the scope of the audit function of the independent auditors and reviews audit reports rendered by the independent auditors. The Audit Committee met two times during 1996.

  The Compensation Committee reviews the Company's Compensation philosophy and programs, and exercises authority with respect to the payment of direct salaries and incentive compensation to Company officers. The Compensation Committee is also responsible for the oversight of the stock option plans of the Company. The Compensation Committee met two times in 1996.

  The Company has no Nominating Committee of its Board of Directors.

                     EXECUTIVE OFFICERS OF THE REGISTRANT

  Executive Officers of the Company are:

                                                                         OFFICER
   NAME                  AGE                  POSITION                    SINCE
   ----                  ---                  --------                   -------
Steven M. Rales........   45 Chairman of the Board                        1984
Mitchell P. Rales......   40 Chairman of the Executive Committee          1984
                          55 Chief Executive Officer, President and       1990
George M. Sherman......      Director
Patrick W. Allender....   50 Senior Vice President, Chief Financial
                             Officer and Secretary                        1987
James H. Ditkoff.......   51 Vice President-Finance and Tax               1991
Dennis D. Claramunt....   51 Vice President and Group Executive           1994
                          38 Vice President-Administration and            1987
C. Scott Brannan.......      Controller
John P. Watson.........   52 Vice President and Group Executive           1993
H. Lawrence Culp, Jr...   33 Vice President and Group Executive           1995
Gregory T.H. Davies....   50 Vice President and Group Executive           1995
Daniel L. Comas........   32 Vice President-Corporate Development         1996
Steven E. Simms........   41 Vice President and Group Executive           1996
Mark C. DeLuzio........   39 Vice President-Danaher Business System       1996

  Steven M. Rales has served as Chairman of the Board since January 1984. He has been a General Partner, since 1979, in Equity Group Holdings, a general partnership located in Washington, D.C. with interests in publicly traded securities and manufacturing companies.

  Mitchell P. Rales has served as a director of the Company since January 1984. He has been a General Partner of Equity Group Holdings since 1979.

  George M. Sherman has served as President and Chief Executive Officer and a director of the Company since February 1990.

  Patrick W. Allender has served as Chief Financial Officer of the Company since March, 1987.

  James H. Ditkoff was appointed Vice President-Finance and Tax in January, 1991. He has served in an executive capacity in finance and tax for the Company since September, 1988.

  Dennis D. Claramunt was appointed Vice President and Group Executive in 1994. He has served as President of Jacobs Chuck Manufacturing Company for more than the past five years.

  C. Scott Brannan was appointed Vice President-Administration and Controller of the Company in November, 1987.

  John P. Watson was appointed Vice President and Group Executive in 1993. He has served the Company in an executive capacity since September, 1990.

  H. Lawrence Culp, Jr. was appointed Vice President and Group Executive in 1995. He has served the Company in an executive capacity (including President since 1993 at Veeder-Root Company) for more than the past five years.

  Gregory T.H. Davies was appointed Vice President and Group Executive in 1995. He has served as President of Jacobs Vehicle Systems, Inc. for more than the past five years.

  Daniel L. Comas was appointed Vice President-Corporate Development in 1996. He has served the Company in an executive capacity in the corporate development area for more than the past five years.

  Steven E. Simms was appointed Vice President and Group Executive in 1996. He had previously served Black & Decker, most recently as President-Worldwide Accessories Business.

  Mark C. DeLuzio was appointed Vice President-Danaher Business Systems (DBS) in 1996. He has served the Company as Director-DBS and in financial and operating positions with Jacobs Vehicle Systems, Inc. for more than the past five years.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the compensation for the last three completed fiscal years of the Chief Executive Officer and the executive officers of the Company who, in addition to the Chief Executive Officer, received the highest compensation during 1996.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG TERM
                   ANNUAL COMPENSATION                      COMPENSATION AWARDS
---------------------------------------------------------- ---------------------
          (A)            (B)    (C)     (D)       (E)         (F)        (G)           (H)
                                                 OTHER     RESTRICTED SECURITIES
        NAME AND                                 ANNUAL      STOCK    UNDERLYING    ALL OTHER
       PRINCIPAL              SALARY   BONUS  COMPENSATION AWARDS(1)    OPTION   COMPENSATION(2)
        POSITION         YEAR   ($)     ($)       ($)         ($)        (#)           ($)
       ---------         ---- ------- ------- ------------ ---------- ---------- ---------------
George M. Sherman....... 1996 675,000 859,000     --          --           --        $63,000
 President and CEO       1995 675,000 921,000     --          --       300,000        36,000
                         1994 675,000 921,000     --          --           --         30,000
Patrick W. Allender..... 1996 270,833 260,000     --          --        25,000        14,000
 Senior Vice President   1995 243,333 250,000     --          --        15,000        14,000
 and CFO                 1994 205,000 254,000     --          --        40,000        19,000
Steven E. Simms......... 1996 210,000 160,000     --          --       107,000           --
 Vice President and
 Group Executive
H. Lawrence Culp, Jr.... 1996 192,000 170,000     --          --        15,000        14,000
 Vice President and      1995 157,000 125,000     --          --        20,000        14,000
 Group Executive         1994 133,000 100,000     --          --         8,000        14,000
Gregory T.H. Davies..... 1996 205,000 137,000     --          --        12,000        14,000
 Vice President and      1995 181,000 160,000     --          --        20,000        14,000
 Group Executive         1994 164,000 178,000     --          --         4,600        14,000

--------
(1) Mr. Sherman received a grant of 400,000 shares in 1990; 200,000 have been issued and 200,000 are deferred until retirement. Issued shares participate in dividends ($18,000 in 1996, $16,000 in 1995 and $13,000 in 1994) on a non-preferential basis. The value of the 400,000 shares at December 31, 1996 was $18,650,000.
(2) Includes contributions to the Company's 401(k) and executive retirement plans for all individuals; in the case of Mr. Sherman, it also includes supplemental term life insurance ($14,000 for 1996) and financial consulting fees ($35,000 for 1996).

                          GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information relating to options granted to purchase shares of the Company Common Stock.

                                                                             POTENTIAL REALIZABLE VALUE AT
                                                                                ASSUMED ANNUAL RATES OF
                                                                             STOCK PRICE APPRECIATION FOR
                             INDIVIDUAL GRANTS                                      OPTION TERM(3)
---------------------------------------------------------------------------- -----------------------------
          (A)                   (B)            (C)         (D)       (E)      (F)      (G)         (H)
                         NO. OF SECURITIES  % OF TOTAL
                            UNDERLYING       OPTIONS    EXERCISE
                           OPTIONS/SARS     GRANTED TO   OR BASE
                            GRANTED (1)    EMPLOYEES IN PRICE (2) EXPIRATION  0%       5%          10%
          NAME                  (#)        FISCAL YEAR   ($/SH)      DATE     ($)      ($)         ($)
          ----           ----------------- ------------ --------- ---------- ----------------- -----------
Patrick W. Allender.....       25,000           2.8%     44.625    12/03/06      0     701,605   1,778,306
H. Lawrence Culp, Jr....       15,000           1.7%     44.625    12/03/06      0     420,964   1,066,984
Gregory T.H. Davies.....       12,000           1.4%     44.625    12/03/06      0     336,771     853,587
John P. Watson..........       10,000           1.1%     44.625    12/03/06      0     280,642     711,323
Steven E. Simms.........      107,000          12.1%     36.331    12/03/06      0   2,444,731   6,196,476

--------
(1) Options become exercisable ratably beginning one year from date of grant through five years from date of grant.
(2) Options were granted at fair market value on the date of grant.
(3) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation from the date of the grant to the date of expiration of such options of 0%, 5%, and 10%. These assumptions are not intended to forecast future price appreciation of the Company's stock price. The Company's stock price may increase or decrease in value over the time period set forth above.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

  The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of 1996 for the executive officers whose compensation is reported in the Summary Compensation Table. Value is considered to be, in the case of unexercised options, the difference between the exercise price and the market price at December 31, 1996.

                           SHARES                 NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                          ACQUIRED     VALUE     UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                         ON EXERCISE  REALIZED    OPTION AT FY-END (#)            FY-END($)
       NAME                   #          $      EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
       ----              ----------- ---------- ------------------------- -------------------------
George M. Sherman.......   400,000   13,755,000      840,000      460,000   32,100,000   18,575,000
Gregory T.H. Davies.....       --           --        39,640       33,960    1,348,900      730,100
Patrick W. Allender.....       --           --       117,000       93,000    3,774,600    1,766,000
H. Lawrence Culp, Jr....       --           --        32,400       48,600      949,500      783,200
Steven E. Simms.........       --           --             0      107,000            0    1,101,500

                           COMPENSATION OF DIRECTORS

  Directors who are not officers of the Company receive meeting attendance fees of $750 per meeting (excluding telephonic meetings), together with quarterly fees of $3,000. A grant of an option to acquire 2,000 shares of Company Common Stock at $45.625 (fair market value at date of grant) per share was made to these directors.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

  Pursuant to the terms of termination agreements between the Company and Messrs. Sherman and Watson, if the Company were to terminate their employment without cause, as defined therein, Mr. Sherman's salary and benefits would continue for an additional 24 months, and Mr. Watson's salary and benefits would continue for an additional 12 months. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation" for further discussion of Mr. Sherman's contract.

COMPENSATION COMMITTEE

  Messrs. Steven M. Rales, Mitchell P. Rales and George M. Sherman receive a salary set by the Compensation Committee of the Board of Directors and also serve as directors. However, they do not participate in deliberations regarding their own compensation. The members of the Compensation Committee are A. Emmet Stephenson, Jr., Mortimer M. Caplin and Donald J. Ehrlich.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                 COMPENSATION

  The report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of the 1934 (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934.

  Total executive officer compensation is comprised of three principal components: annual salary, annual incentive compensation, and grants of options to purchase Company Common Stock. In the case of Mr. Sherman, this included a restricted stock grant at the time of his hire. The Committee endeavors to establish total compensation packages for each executive officer equal to the value of that executive's services determined by both what other companies have or might pay the executive for his services and his relationship to other executive positions within the Company, as negotiated at the date of hire. This base is then adjusted annually based on the Committee's assessment of individual performance.

  A fundamental element of the Company's compensation policy is that a substantial portion of each executive's compensation be directly related to the success of the Company. This is accomplished in two ways. First, the annual incentive compensation program requires that the Company, or the Company's businesses for which the executive is directly responsible, achieve certain minimum targets in earnings level (earnings per share which has a majority weighting), working capital management (working capital turnover) and economic value added. If performance for the year is below minimum targeted levels (generally approximately three-quarters of the earnings target must be achieved and working capital management must exceed target levels) there would be no payment. If the minimum targets are met or exceeded, each executive receives a formula-based payout taking into account the Company's performance and his or her personal contribution thereto.

  Second, executives and other key employees who, in the opinion of the Committee, contribute to the growth, development and financial success of the Company are eligible to be awarded options to purchase Company Common Stock. These grants are normally made at the fair market value on the date of grant with vesting over a five year period. In addition to the factors discussed above, the amount of options granted is impacted both by the level of the employee within the Company's management and the amount of options previously granted to the employee. Thus the compensation value of this element is directly related to the performance of the Company as measured by its returns to shareholders over at least a five year period.

  Mr. Sherman's compensation is governed by a written contract dated January 2, 1990, whereby he agreed to serve as President and Chief Executive Officer. The contract provides for Mr. Sherman to be paid a base salary of $675,000 per year and an annual formula-based incentive compensation award, if earned, as determined by the Compensation Committee. The Committee and subsequently the Board of Directors recommended, and Mr. Sherman agreed, that his base salary, which has not increased since he joined the Company, would not be increased during the remainder of the term of his contract. Therefore, during the remaining term of his contract with the Company, any increases in Mr. Sherman's compensation will be tied directly to the financial performance of the Company and the Company's stock price. He also received 400,000 shares of restricted stock (see Summary Compensation Table) and an option to acquire 1,000,000 shares (see Year End Option Value Table) of the Company Common Stock, and has received, or will receive, tax gross-up payments related to these items. Mr. Sherman's contract requires the Company to provide supplemental term life insurance and financial consulting services to him (see Summary Compensation Table) and to provide severance benefits discussed previously.

  The Committee evaluated each executive's annual incentive compensation awards for 1996. The Committee assessed their performance in light of the targets referenced above, which were substantially exceeded, and awarded total incentive compensation payments to executives other than Group Executives of $1,409,000 for 1996. For 1997, the Committee has established a maximum bonus payment of up to $1,750,000 per executive, subject to approval by the Company's shareholders of the performance goals, which are applicable to all of the Company's executive officers, other than Group Executives.

  The Committee has considered the impact of provisions of the federal income tax laws that in certain circumstances disallow compensation deductions in excess of $1 million for any year with respect to the executive officers named in proxy statements of publicly traded companies. The Securities and Exchange Commission requires compensation committees of public companies to state their compensation policies relative to this $1 million deduction limit.

  With respect to the Company's Chief Executive Officer, a portion of his compensation is determined pursuant to a binding contract dated January 2, 1990 and, accordingly, is not subject to the deduction limit. In addition, the Committee has designed the program for awarding 1997 incentive compensation to executive officers other than Group Executives so that such bonuses will comply with an exception to the $1 million deduction limit for performance-based compensation. Accordingly, the full amount of any such bonus payments for 1997 should be deductible. One of the requirements of this exception is that shareholders approve certain material terms under which the bonus is to be paid. In this regard, the Company's shareholders are being asked to approve the material terms used for calculating the 1997 bonus awards for the Company's executive officers other than Group Executives, as discussed in Proposal 3 hereto.

  The Committee approved a grant of 600,000 non-qualified stock options to the Company's President and Chief Executive Officer on March 13, 1997, subject to approval by the Company's shareholders and further subject to shareholder approval of an amendment to the 1987 Stock Option Plan, which would increase the maximum number of options that may be granted to a single individual under the Plan from 1,000,000 to 1,300,000. See Proposals 4 and 5 hereto.

               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                           A. Emmet Stephenson, Jr.
                              Mortimer M. Caplin
                               Donald J. Ehrlich

                            STOCK PERFORMANCE CHART

  As part of proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a five-year comparison of the cumulative total shareholder return on its Common Stock with that of a broad equity market index and either a published industry index or a Company constructed peer group index. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.

  The following chart compares the yearly percentage change in the cumulative total shareholder return in the Company's Common Stock during the five years ended December 31, 1996 with the cumulative total return on the S & P 500 Index (the equity index) and the S&P Manufacturing Index (the peer index). The comparison assumes $100 was invested on December 31, 1991 in the Company's Common Stock and in each of the above indices with reinvestment of dividends.


                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG DANAHER CORPORATION,
                   S&P 500 INDEX AND S&P MANUFACTURING INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                                            S&P
Measurement Period           DANAHER           S&P          MANUFACTURING
(Fiscal Year Covered)        CORPORATION       500 INDEX    INDEX
---------------------        ---------------   ---------    -------------
Measurement Pt-00/00/1991    $100.00           $100.00      $100.00
FYE 00/00/1992               $128.40           $107.62      $108.39
FYE 00/00/1993               $188.72           $118.37      $131.58
FYE 00/00/1994               $259.23           $119.90      $136.21
FYE 00/00/1995               $315.84           $164.94      $191.80
FYE 00/00/1996               $464.70           $202.85      $253.18

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company, from time to time, has been involved in transactions with Equity Group Holdings and its affiliates. The Company has received legal services from the firm of Caplin & Drysdale, of which Mr. Caplin, a Director, is a principal, and from the firm of Hogan & Hartson, of which Mr. Lohr, a Director, is a partner. The amount of such fees for 1996 was less than five-percent of each firm's gross revenues. These transactions, which are conducted on an arms length basis, are not material, either individually or in the aggregate.

                                  PROPOSAL 2.

                      APPROVAL OF APPOINTMENT OF AUDITORS

  The Board of Directors has appointed Arthur Andersen LLP, an international accounting firm of independent certified public accountants, to act as independent accountants for the Company and its consolidated subsidiaries for 1997. Arthur Andersen LLP has been the Company's auditors since 1976 and has advised the Company that the firm does not have any direct or indirect financial interest in the Company or any of its subsidiaries, nor has such firm had any such interest in connection with the Company during the past five years other than its capacity as the Company's independent certified public accountants. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and to be available to answer questions from shareholders.

  The Board of Directors of the Company unanimously recommends that shareholders vote FOR ratification and approval for the selection of Arthur Andersen LLP to serve as independent auditors for the Company for 1997.

                                  PROPOSAL 3.

                 APPROVAL OF PERFORMANCE GOALS FOR 1997 BONUS

  Beginning in 1994, federal income tax laws limit deductions for publicly held corporations with respect to compensation in excess of $1 million paid to an executive officer who is named in its proxy statement. However, compensation payable solely on account of attainment of one or more performance goals is not subject to the deduction limit if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is paid are disclosed to shareholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before amounts were paid.

  In order to ensure that the full amount of the bonus payment that may be made to the executive officers other then Group Executives for 1997 is deductible for federal income tax purposes, the material terms of the performance goals under which that bonus is to be paid are described below and the shareholders will be asked to approve those material terms. Payment of the 1997 bonus based on these performance goals is conditioned upon and subject to approval by the shareholders of the Company of the material terms of these performance goals.

  The maximum bonus payable to any executive officer other than Group Executives will be determined under a formula and will not exceed $1,750,000. The maximum bonus payable to each executive officer other than Group Executives for 1997 is computed under a formula approved by the Compensation Committee on March 13, 1997, that is based on the Company's reported 1997 earnings per share from continuing operations. The Compensation Committee reserves the right, in its sole and absolute discretion, not to award any bonus to the executive officers other than Group Executives for 1997 or to award any of them a bonus of less than the maximum amount determined in accordance with the formula described above. The Compensation Committee also approved a separate incentive bonus to the Chief Executive Officer of $175,000 payable in any year in which earnings per share from continuing operations exceeds a specified minimum target level.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS ESTABLISHED FOR THE PAYMENT OF BONUSES TO THE EXECUTIVE OFFICERS OTHER THAN GROUP EXECUTIVES. APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE HOLDERS OF COMMON STOCK VOTED AT THE MEETING ON THIS PROPOSAL.

                                  PROPOSAL 4.

       APPROVAL OF OPTION GRANT TO PRESIDENT AND CHIEF EXECUTIVE OFFICER

  At a meeting held on March 13, 1997, the Board of Directors of the Company granted 600,000 non-qualified stock options to George M. Sherman under the Company's 1987 Stock Option Plan at fair market value at the close of business on that date ($44.25 per share), subject to approval by a vote of a majority of the Company's shareholders and further subject to shareholder approval of Proposal 5 below. The Compensation Committee approved this grant (see Report of Compensation Committee) at a meeting which was also held on March 13, 1997. Half of such options shall be exercisable on March 13, 2000, and the other half shall be exercisable on March 13, 2001, provided that Mr. Sherman is an employee of the Company on such dates, and will remain exercisable until the earlier of March 13, 2007, or the first anniversary of his death or his retirement from both the Company and its Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE OPTION GRANT TO THE PRESIDENT AND CHIEF EXECUTIVE OFFICER. APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK OF THE COMPANY PRESENT, OR REPRESENTED, AND ENTITLED TO VOTE AT THE ANNUAL MEETING.

                                  PROPOSAL 5.

                    AMENDMENT TO THE 1987 STOCK OPTION PLAN

  The Company's 1987 Stock Option Plan (the "Plan") was approved by shareholders at the 1987 Annual Meeting. An amendment to the Plan was approved by the shareholders at the 1996 Annual Meeting. The new proposed amendment increases the maximum number of shares which may be issued to any individual under the Plan from 1,000,000 to 1,300,000, in order to facilitate the stock option grant approved by the Board of Directors and the Compensation Committee on March 13, 1997, and described in Proposal 4. The text of the proposed amendment is as follows:

  RESOLVED that, as recommended and declared advisable by the Board of Directors, the Company's 1987 Stock Option Plan be amended by replacing the number "1,000,000" in Section Five (iv) with the number "1,300,000."

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE AMENDMENT OF THE 1987 STOCK OPTION PLAN. APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK OF THE COMPANY PRESENT, OR REPRESENTED, AND ENTITLED TO VOTE AT THE ANNUAL MEETING.

                                 OTHER MATTERS

  The management of the Company is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices, Danaher Corporation, 1250 24th Street, N.W., Washington, D.C. 20037, no later than November 27, 1997 for inclusion in the Proxy Statement and Proxy relating to the 1998 Annual Meeting of Shareholders.

                                          By Order of the Board of Directors

                                          /s/ Patrick W. Allender
                                          -----------------------
                                          Patrick W. Allender
                                          Secretary

Dated: March 28, 1997

  COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO THE COMPANY.

                              DANAHER CORPORATION

                                 PROXY FOR 1997
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 14, 1997

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DANAHER
                                  CORPORATION

  The undersigned acknowledges receipt of the Proxy Statement and Notice, dated March 30, 1997, of the Annual Meeting of Shareholders and hereby appoints Steven M. Rales and Mitchell P. Rales, and each of them, with full power of substitution, the attorneys, agents and proxies of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Danaher Corporation (the "Company") to be held May 14, 1997, and at any adjournment or adjournments thereof, for the following matters:

  Proxies will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 and 6. PLEASE SIGN AND DATE ON THE REVERSE SIDE.

1. ELECTION OF DIRECTORS   Nominees Messrs. Mortimer M. Caplin, Donald J.
                           Ehrlich and Walter G. Lohr, Jr. to serve in the class of directors with a term expiring in 2000.

                        WITHHOLD       To withhold authority to vote for an
                        AUTHORITY      individual Nominee, write that Nominee's
FOR all Nominees    FOR ALL NOMINEES   name on the line below.
     [ ]                  [ ]
      -                    -           -----------------------------------------


2. APPROVAL OF APPOINTMENT OF AUDITORS
   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN
    -         -             -

3. APPROVAL OF PERFORMANCE GOALS FOR 1997 BONUS TO COMPANY EXECUTIVE OFFICERS
    [_] FOR [_] AGAINST [_] ABSTAIN

4. APPROVAL OF OPTION GRANT TO PRESIDENT AND CHIEF EXECUTIVE OFFICER
    [_] FOR [_] AGAINST [_] ABSTAIN

5. AMENDMENT TO THE 1987 STOCK OPTION PLAN
    [_] FOR [_] AGAINST [_] ABSTAIN

6. IN THEIR DISCRETION on any other matter which may properly come before the meeting, including any adjournment thereof.

                                               Dated: __________________ , 1997

                                               ________________________________

                                               ________________________________
                                                 Signature of Shareholder(s)

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States. Please sign exactly as your name appears in the space on the left. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy must be signed by a duly authorized officer, and his title should appear next to his signature.)

     PLEASE MARK YOUR CHOICE LIKE THIS [SOLID BLOCK] IN BLUE OR BLACK INK

                               DANAHER CORPORATION

                                PROXY FOR 1997
                 ANNUAL MEETING OF SHAREHOLDERS--MAY 14, 1997

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              DANAHER CORPORATION

  The undersigned acknowledges receipt of the Proxy Statement and Notice, dated March 30, 1997, of the Annual Meeting of Shareholders and hereby appoints Steven M. Rales and Mitchell P. Rales, and each of them, with full power of substitution, the attorneys, agents and proxies of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Danaher Corporation (the "Company") to be held May 14, 1997, and at any adjournment or adjournments thereof, for the following matters:

  Proxies will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 and 6. PLEASE SIGN AND DATE ON THE REVERSE SIDE.

-------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE




                                     (Continued and to be signed on other side)


                           FOLD AND DETACH HERE

                                                                     Please mark
                                                                [X ] your votes
                                                                     as this

                                                               WITHHOLD
                                              FOR all          AUTHORITY
                                              NOMINEES     FOR ALL NOMINEES

1. ELECTION OF DIRECTORS
   Nominees Messrs. Mortimer M. Caplin,
   Donald J. Ehrlich, and Walter G. Lohr, Jr.   [ ]               [ ]
   to serve in the class of directors            -                 -
   with a term expiring in 2000.

To withhold authority to vote for an
individual Nominee, write that Nominee's
name on the line below.
----------------------------------------

                                                FOR       AGAINST       ABSTAIN
2. Approval of Appointment of Auditors          [ ]         [ ]           [ ]
                                                 -           -             -

3. Approval of Performance Goals for 1997       [ ]         [ ]           [ ]
   Bonus to Company Executive Officers           -           -             -

4. Approval of Option Grant to President        [ ]         [ ]           [ ]
   and Chief Executive Officer                   -           -             -

                                                FOR       AGAINST       ABSTAIN
5. Amentment to the 1987 Stock Option Plan      [ ]         [ ]           [ ]
                                                 -           -             -

6. IN THEIR DISCRETION on any other matter which may properly come before the meeting, including any adjournment thereof.

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States. Please sign exactly as your name appears in the space on the left. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy must be signed by a duly authorized officer, and his title should appear next to his signature.)


Signature(s) ___________________________   Date _______________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.